UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2015

WOLVERINE EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53767	98-0569013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

#55, 11020 Williams Road, Richmond, British Columbia, Canada	V7A 1X8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (778) 297-4409

4055 McLean Road, Quesnel, British Columbia, Canada, V2J 6V5
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01        Other Items

On July 31, 2015, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary Wolverine Technologies Corp., a Nevada corporation, to effect a name change from Wolverine Exploration Inc. to Wolverine Technologies Corp. Our company will remain the surviving company. Wolverine Technologies Corp. was formed solely for the change of name.

Articles of Merger to effect the merger and change of name will be filed with the Nevada Secretary of State with an effective date of August 12, 2015.

The amendment is currently being reviewed by the Financial Industry Regulatory Authority (“FINRA”). We will announce the completion of the FINRA review and the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLVERINE EXPLORATION INC.

/s/ Richard Haderer
Richard Haderer
CEO and Director
Date: August 4, 2015